                                                                      Exhibit 99

FOR IMMEDIATE RELEASE

Wednesday, July 7, 1999

Contact: David G. Ratz, Vice President
         (740) 286-3283


OAK HILL FINANCIAL REPORTS SECOND QUARTER RESULTS

JACKSON, OHIO -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings for the three months ended June 30, 1999 of $1,580,000, or $.36 per diluted share. The second quarter earnings represented an increase of 1.9% over the $1,550,000, or $.34 per diluted share, in net earnings that the company recorded for the second quarter of 1998.

Oak Hill Financial's total assets increased 13.7% over the prior year, ending the second quarter of 1999 at $440.8 million as compared to $387.6 million at June 30, 1998. The company's net loans and deposits at June 30, 1999 were up 17.5% and 9.1%, respectively, from their levels at June 30, 1998.

Reviewing the company's performance, Oak Hill Financial President and CEO John
D. Kidd noted that both net interest income and non-interest income (excluding gain on sale of loans) posted strong increases. For the three months ended June 30, 1999, net interest income was up 15.1% and non-interest income was up 18.1% as compared to the prior year. Offsetting those increases were a 69.2% decrease in gain on sale of loans and a 28.5% increase in loan loss provision over the same period.

Kidd explained that the decrease in gain on sale of loans resulted from a combination of the reduced demand for mortgage refinancing coupled with the company's increased focus on making portfolio loans. "We're not originating as many loans for the secondary market, but we had tremendous growth in our loan portfolio," he stated. "That's also the reason the provision for loan losses increased. Our loan quality remains very good, but we have take the provision expense as we make the loans. Since most of our loan growth came in the last month of the second quarter, we have to carry that expense before we've earned any significant interest income on the new loans. Because of the timing, we should really see the benefit of the second quarter loan growth in the third quarter."

Oak Hill Financial is a bank holding company headquartered in Jackson, Ohio. Its subsidiary, Oak Hill Banks, operates 17 full-service banking offices in nine counties across southern Ohio. The company also operates Action Finance Company, which has two offices in the same region.

On March 11, 1999, Oak Hill Financial announced the signing of a definitive agreement to acquire Towne Financial Corp. of Blue Ash, Ohio. Subject to regulatory and shareholder approval, that transaction is expected to be completed in October.



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                            OAK HILL FINANCIAL, INC.
                           JULY 7, 1999 PRESS RELEASE
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (in thousands, except per share data),



                                                       FOR THE                            AT OR FOR THE
                                                THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                   1999            1998              1999              1998
                                                        (unaudited)                        (unaudited)
SUMMARY  OF  FINANCIAL  CONDITION

Total assets                                                                      $ 440,789        $ 387,581
Interest bearing deposits
    and federal funds sold                                                              171            3,281
Investment securities                                                                51,616           53,102
Loans receivable -- net                                                             366,156          311,672
Deposits                                                                            364,215          333,891
Federal Home Loan Bank
    advances and other borrowings                                                    35,903           16,064
Stockholders' equity                                                                 38,698           35,630


SUMMARY  OF  OPERATIONS

Interest income                                     8,756            7,978           17,504           15,612
Interest expense                                    3,943            3,796            8,001            7,450
                                                  -------          -------          -------          -------
    Net interest income                             4,813            4,182            9,503            8,162

Provision for loan losses                             401              312              704              589
                                                  -------          -------          -------          -------

    Net interest income after
    provision for loan losses                       4,412            3,870            8,799            7,573

Gain on sale of loans                                  77              250              236              394
Other non-interest income                             502              425              929              797
Non-interest expense                                2,624            2,244            5,222            4,542
                                                  -------          -------          -------          -------

    Earnings before federal income taxes            2,367            2,301            4,742            4,222

Federal income taxes                                  787              751            1,590            1,366
                                                  -------          -------          -------          -------

Net earnings                                      $ 1,580          $ 1,550          $ 3,152          $ 2,856
                                                  =======          =======          =======          =======



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

                            OAK HILL FINANCIAL, INC.
                           JULY 7, 1999 PRESS RELEASE
                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                     (in thousands, except per share data),




                                                                 FOR THE                              AT OR FOR THE
                                                       THREE MONTHS ENDED JUNE 30,              SIX MONTHS ENDED JUNE 30,
                                                         1999              1998                  1999               1998
                                                               (unaudited)                             (unaudited)

PER  SHARE  INFORMATION (1)

Basic earnings per share (2)                           $ 0.36             $ 0.35                $ 0.72             $ 0.65
                                                       ======             ======                ======             ======
Diluted earnings per share (3)                         $ 0.36             $ 0.34                $ 0.71             $ 0.64
                                                       ======             ======                ======             ======
Dividends per share (2)                                $ 0.09             $ 0.07                $ 0.18             $ 0.13
                                                       ======             ======                ======             ======
Book value per share                                                                            $ 8.85             $ 8.09
                                                                                                ======             ======


OTHER  STATISTICAL  AND  OPERATING  DATA (4)

Return on average assets                                 1.47%              1.63%                 1.47%              1.54%
Return on average equity                                16.38%             17.74%                16.58%             16.68%
Net interest margin                                      4.62%              4.55%                 4.59%              4.56%
Non-interest expense to average assets                   2.43%              2.37%                 2.44%              2.46%
Total allowance for loan losses
    to nonperforming loans                                                                      358.10%            313.79%
Total allowance for loan losses
    to total loans                                                                                1.24%              1.29%
Nonperforming loans to total loans                                                                0.35%              0.41%
Nonperforming assets to total assets                                                              0.29%              0.34%
Net charge-offs to average loans                         0.04%              0.04%                 0.11%              0.08%
Equity to assets at period end                                                                    8.78%              9.19%
Dividend payout ratio                                   24.87%             19.88%                24.94%             20.03%

(1) Per share information gives retroactive effect to the 25% stock dividend effected June 1, 1998.

(2)  Based on 4,370,666, 4,369,224, 4,401,736, and 4,400,050
     weighted-average shares outstanding for the three and six month periods ended June 30, 1999, and June 30, 1998, respectively.

(3)  Based on 4,442,332, 4,443,620, 4,513,046, and 4,501,001
     weighted-average shares outstanding for the three and six month periods ended June 30, 1999, and June 30, 1998, respectively.

(4)  Annualized where appropriate.



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